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                                                                 Exhibit (d)(2)

                                  SCHEDULE A

                                     FEES

               MASTER PORTFOLIO                       ADVISORY FEE RATE
               ----------------                       -----------------

     LifePath Retirement Master Portfolio                   0.35%

        LifePath 2020 Master Portfolio                      0.35%

        LifePath 2030 Master Portfolio                      0.35%

        LifePath 2040 Master Portfolio                      0.35%

        LifePath 2050 Master Portfolio                      0.35%

        Active Stock Master Portfolio                       0.25%

       CoreAlpha Bond Master Portfolio                      0.25%

         Bond Index Master Portfolio                        0.08%

        S&P 500 Stock Master Portfolio                      0.05%

        Money Market Master Portfolio                       0.10%

     Prime Money Market Master Portfolio                    0.10%

   Government Money Market Master Portfolio                 0.10%

    Treasury Money Market Master Portfolio                  0.10%

        LifePath 2025 Master Portfolio                      0.35%

        LifePath 2035 Master Portfolio                      0.35%

        LifePath 2045 Master Portfolio                      0.35%

        LifePath 2055 Master Portfolio                      0.35%

Investment Advisory Contract

Schedule A, dated December 1, 2009

Amended: May 19, 2010